EXHIBIT-3.1

                                    DELAWARE                              PAGE 1
                                    --------
                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "CELGENE CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF APRIL, A.D. 1986, AT 10 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1987, AT 10 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JULY, A.D. 1987, AT 10 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE NINTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF JULY, A.D. 1998, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF APRIL,

                                        /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                        Harriet Smith Windsor Secretary of State

2088605 8100H                        [SEAL]              AUTHENTICATION: 4531444

060151758                                                         DATE: 02-17-06

                                    DELAWARE                              PAGE 2
                                    --------
                                 THE FIRST STATE

A.D. 2000, AT 5 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF JUNE, A.D. 2004, AT 3:32 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2004, AT 11:36 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2006, AT 3:05 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                        /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                        Harriet Smith Windsor Secretary of State

2088605 8100H                        [SEAL]              AUTHENTICATION: 4531444

060151758                                                         DATE: 02-17-06

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CELGENE CORPORATION

                               -------------------

      FIRST. The name of the Corporation is CELGENE CORPORATION.

      SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated "Preferred Stock" and 25,000,000 shares of the par value of $.01 per share shall be designated

"Common Stock." Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

      FIFTH. The name and mailing address of the incorporator is Kenneth R. Koch, c/o Shea & Gould, 330 Madison Avenue, New York, New York 10017.

      SIXTH. Election of directors need not be by written ballot.

      SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation.

      EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

      NINTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this 15th day of April, 1986.


                                            /s/ Kenneth R. Koch           (L.S.)
                                            ------------------------------
                                            Kenneth R. Koch, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       of

                        THE CERTIFICATE OF INCORPORATION

                                       Of

                               CELGENE CORPORATION

      CELGENE CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors of the Corporation adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      a) By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentence:

      "FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 35,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.'"

      b) By adding the following sentence to the end of Article EIGHTH:

            "The indemnification provided by this Article Eighth shall not be deemed exclusive of any other indemnification rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the by-laws, in any agreement, by vote of stockholders, by resolution of dis-interested directors, by provision of law, or otherwise."

      c) By adding the following new Article TENTH thereto:

            "TENTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

      SECOND: The stockholders of the Corporation have duly adopted the foregoing amendments at a Special Meeting of Stockholders duly called and held on December 19, 1986 in accordance with the provisions of Section 222 of the General Corporation Law of Delaware.

      THIRD: Such amendments to the Certificate of Incorporation were duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

      FOURTH: These amendments to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by its Vice President and attested to by its Secretary this 26th day of January, 1987 and the statements contained herein are affirmed as true under penalties of perjury.

                                               CELGENE CORPORATION

                                               BY: /s/ Isaac Blech
                                                   ---------------------------
                                                   Isaac Blech, Vice President

ATTEST:

By: /s/ David Blech
    ---------------------------
    David Blech, Secretary

                            CERTIFICATE OF AMENDMENT

                                       Of

                        THE CERTIFICATE OF INCORPORATION

                                       Of

                              CELGENE CORPORATION

     (Pursuant to Section 228 and 242 of the General Corporation Law of the
                               State of Delaware)

      CELGENE CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors of the Corporation adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      (a) The first sentence of Article Fourth is hereby deleted and the following is substituted therefor:

      "FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 20,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.'"

      (b) The following new sentence is hereby added to the end of Article
Fourth:

      "Upon the filing in the office of the Secretary of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation of the Corporation whereby this Article Fourth is amended to read as set forth herein, each six issued and outstanding shares of Common Stock of the Corporation shall thereby and thereupon be combined into one share of validly issued, fully paid, and nonassessable share of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment."

      SECOND: This amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

      THIRD: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by its Vice President and attested to by its Secretary this 10th day of July, 1987 and the statements contained herein are affirmed as true under penalties of perjury.

                                                CELGENE CORPORATION

                                                By: /s/ Isaac Blech
                                                    ---------------------------
                                                    Isaac Blech, Vice President

ATTEST:

By: /s/ David Blech
    ----------------------
    David Blech, Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/06/1996
                                                          960065500 - 2088605

                               CELGENE CORPORATION

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK

        (Pursuant to Section 151 of the Delaware General Corporation Law)

        We, John W. Jackson and Robert Eastty, the Chairman of the Board and Chief Executive Officer and the Assistant Secretary, respectively, of Celgene Corporation, a Delaware corporation, in accordance with the provisions of
Section 103 of the Delaware General Corporation Law do hereby certify that:

      1. The name of the corporation (hereinafter called the "Corporation") is CELGENE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware.

      2. The Certificate of Incorporation (as amended) authorizes the issuance of 5,000,000 shares of Preferred Stock of a par value of $.01 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

      3. The following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Corporation on March 6, 1996, which constituted all necessary action on the part of the Company for adoption of such resolutions.

      RESOLVED, that Four Hundred and Twenty (420) of the 5 Million (5,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series A Convertible Preferred Stock, $.01 par value per share, and shall possess the rights and privileges set forth below:

      Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock") and the number of shares constituting the Series A Convertible Preferred Stock (the "Shares") shall be 420, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Shares to a number less than the number of shares then outstanding.

      Section 2. RANK. The Series A Convertible Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.01 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Series A Convertible Preferred Stock (collectively, with the Common Stock, "Junior Securities'); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Convertible Preferred Stock ("Parity Securities") and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Convertible Preferred Stock ("Senior Securities"); in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions");

      Section 3. DIVIDENDS. The Series A Convertible Preferred Stock will bear no dividends, and the holders of the Series A Convertible Preferred Stock shall not be entitled to receive dividends on the Series A Convertible Preferred Stock.

      Section 4. LIQUIDATION PREFERENCE.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary ("an Event"), the holders of Shares shall be entitled to receive, immediately after any distributions to Senior Securities and prior and in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) $50,000 for each outstanding Share (the "Original Series A Issue Price") and (ii) an amount equal to 4.9% of the Original Series A Issue Price per annum for the period that has passed since the date of issuance of any Series A Convertible Preferred Stock (such amount being referred to herein as the "Accretion"). If upon the occurrence of such Event, the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Convertible Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any Certificate(s) of Designation.

      (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

      (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within, the meaning of this Section 4, but shall instead be treated pursuant to Section 5(f)(ii) hereof.

      Section 5. CONVERSION.

The record Holders of this Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert. The record holder of the Series A Convertible Preferred Stock shall be entitled, as set forth below, and, subject to the Company's right of redemption set forth in Section 6 and the restrictions on conversion set forth in Section 5(b) below, to convert the Shares held by such holder into that number of fully-paid and nonassessable shares of the Common Stock at the Conversion Rate as set forth below. The minimum number of Shares that may be converted is the lesser of (i) Two Shares or (ii) all of the Holder's remaining Shares. The rate at which Shares may be converted into shares of Common Stock is hereinafter referred to as the "Conversion Rate" and is computed as follows:

    Number of shares of Common Stock issued upon conversion of one share of Preferred Stock = Principal Conversion Rate + Accretion Conversion Rate, where

                                ISSUE PRICE
"Principal Conversion Rate" = -----------------
                              Conversion Price,

                                 (.049)(N/365)(Issue Price)
and "Accretion Conversion Rate = --------------------------
                                 Accretion Conversion Price

where

      o N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of the Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the Preferred Stock for which conversion is being elected, and (ii) the Date of Conversion;

      o     Issue Price = the Original Series A Issue Price, as defined in
            Section 4(a);

      o Accretion Conversion Price equals the average Closing Price for the Common Stock as that term is defined below, for the 30 calendar days prior to the Date of Conversion; and

      o Conversion Price = the lesser of (x) $18.81 (the "Fixed Conversion Price") (which equals 110% of $17.1, which is the average closing bid price for the seven (7) trading days ending on February 29,
            1996), or (y) 90% of the average Closing Price, as that term is defined below, of the Company's Common Stock for the seven (7) trading days immediately preceding the Date of Conversion. For purposes hereof, the term "Closing Price" shall mean the closing price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

      (b) Restrictions on Conversion. No shares of Series A Convertible Preferred Stock may be convened prior to 60 days after the Last Closing (as defined in the Subscription Agreement). Thereafter, (subject to the effectiveness of the S-3 Registration Statement as defined in the Subscription Agreement) each Holder of Series A Convertible Preferred Stock may convert one-third of his shares of Series A Convertible Preferred Stock on or after the 60th day after the Last Closing, an additional one-third on or after the 90th day after the Last Closing, and all additional remaining Series A Convertible Preferred Stock on or after the 120th day after the Last Closing.

      (c) Mechanics of Conversion. In order to convert Series A Convertible Preferred Stock into shares of Common Stock, the holder shall (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at the office of the Company and to American Stock Transfer & Trust Company (the "Exchange Agent") that he elects to convert the same, which notice shall specify the number of shares of Series A Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the Date of Conversion specified on the Notice of Conversion and
(ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion, no later than Midnight (New York City
Time) the next business day, to a common courier for overnight delivery or (if overseas) 2-day delivery to the Exchange Agent. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series A Convertible Preferred Stock are delivered to the Exchange Agent as provided above, or the Holder notifies the Exchange Agent that such certificates have been lost, stolen or destroyed and such Holder provides such indemnity as is reasonably acceptable to the Company with respect to such lost, stolen or destroyed certificate. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. No fractional shares of Common Stock shall be issued upon conversion of this Series A Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up to the nearest whole share.

      The Company shall issue and deliver or cause to be issued and delivered within three (3) business days after delivery to the Exchange Agent of such certificates, or after the holder has furnished such indemnity such holder of Series A Convertible Preferred Stock at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as provided in Section 5(a) above. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company and the Exchange Agent before midnight, New York City time, on the Date of Conversion and (ii) that the stock certificates (the "Preferred Stock Certificates") representing the Series A Convertible Preferred Stock to be converted are received by the Exchange Agent within five (5) business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Series A Convertible Preferred Stock Certificates to be converted are not received by the Exchange Agent or the Company within five (5) business days after the Date of Conversion, the Company may, at its option, treat the Notice of Conversion as null and void.

      (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (e) Automatic Conversion. Each share of Series A Convertible Preferred Stock outstanding two years from the Date of the Last Closing automatically shall be converted into Common Stock on such date at the Conversion Price then in effect and two years from the Date of the Last Closing shall be deemed the Date of Conversion with respect to such Shares then outstanding provided that, if such date is not a business day, the next following business day shall be the operative date.

      (f) Adjustment to Fixed Conversion Price.

            In computing the Fixed Conversion Price for purposes of Section
      5(a):

            (i) If, prior to the conversion of all of the Series A Convertible Preferred Stock, the number of outstanding shares of Common Stock is adjusted by a stock split stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately adjusted.

            (ii) If, prior to the conversion of all Series A Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Series A Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series A Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Convertible Preferred Stock held by such Holders had the Holders converted their Series A Preferred to Common immediately prior to such merger, consolidation, exchange of shares, recapitalization or reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter be deliverable upon the conversion of Series A Convertible Preferred Stock. The Company shall not effect any transaction described in this subsection 5(f) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series A Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series A Convertible Preferred Stock may be entitled to purchase.

            (iii) If any adjustment under this Section 5(f) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share (on an aggregate basis) shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the next higher number of shares.

            Section 6. REDEMPTION BY COMPANY; LOCK UP.

      (a) Company's Right to Redeem or Lock Up Conversion in the Event of Conversion.

            (i) REDEMPTION UPON RECEIPT OF NOTICE OF CONVERSION. In the event the average Closing Price of the Company's Common Stock on the NASDAQ for the seven (7) trading days immediately preceding the Date of Conversion shall be at or less than the Fixed Conversion Price, the Company shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Series A Convertible Preferred Stock submitted for conversion, immediately prior to conversion. If the Company elects to redeem some, but not all, of the Series A Convertible Preferred Stock submitted for conversion, the Company shall redeem from among the Series A Convertible Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting Series A Convertible Preferred Stock for conversion.

      In the case of a redemption under this Section 6(a)(i). the redemption price shall equal the sum of the Principal Redemption Price plus the Accretion, where:

            Principal Redemption Price =

                Issue Price X Closing Price On Date Of Conversion
                -------------------------------------------------
                                Conversion Price

      In the event of redemption, the Accretion is payable, at the Company's option, in cash or Common Stock. If the Accretion is paid in Common Stock, the number of shares for such payment shall be calculated in accordance with the following formula:

                                    Accretion
                                 ---------------
                           Accretion Conversion Price
      where "N," "Issue Price," "Closing Price", "Accretion Conversion Price" and "Conversion Price" have the meanings set forth in Section 5, and "Accretion" has the meaning set forth in Section 4.

      (ii) REDEMPTION OR LOCKUP BELOW SOFT FLOOR PRICE. In the event the Closing Price per share shall be at or less than $11.50 (the "Soft Floor Price"), for each of the five (5) trading days preceding the date of submission of a Notice of Conversion by a Holder, the Company shall have the right, in its sole discretion, upon receipt of such Notice of Conversion pursuant to Section 5, to elect, in lieu of conversion, either (A) or (B), as follows:

                  A. The Company may elect to declare such conversion null and void, and declare that no conversion of any Preferred Stock that is included in the Notice of Conversion (the "Affected Preferred Stock") shall be permitted for the subsequent ninety
                  (90) day period (the "90 Day Lock Up Period"). In the event the Company declares a 90 Day Lock Up Period, the Company shall issue within 10 business days, to the Holder of the Affected Preferred Stock warrants ("90 Day Lock Up Warrants"), to purchase Common Stock of the Company, as follows:

                                  TERMS OF 90 DAY LOCK UP WARRANT

                        - the 90 Day Lock Up Warrant shall entitle the holder to purchase a number of shares of common stock equal to 10% of the number of shares of Common Stock that would have been issued upon conversion, of the Affected Preferred Stock at the Soft Floor Price.

                        - the strike price of the 90 Day Lock Up Warrant shall equal the Soft Floor Price.

                        - The term of the 90 Day Lock Up Warrant shall be two
                        (2) years.

                  The Company may, in its discretion, offer ("180 Day Lock Up Offer") to provide another warrant ("180 Day Lock Up Warrant"), in addition to the 90 Day Lock Up Warrant, to purchase Common Stock of the Company, to the Holder of Affected Preferred Stock in exchange for such Holder's agreement to forebear from converting its Affected Preferred Stock for an additional 90 days beyond the 90 Day Lockup Period (a "180 Day Lockup Period"). The Holder, in its discretion, may accept or reject the 180 Day Lock Up Offer. The Company shall issue to the Holder, within 10 business days of Holder's written acceptance of a 180 Day Lock Up Offer, a 180 Day Lock Up Warrant, the terms of which shall be equivalent to the terms of a 90 Day Lock Up Warrant.

                  After any 90 Day Lock Up Period or 180 Day Lock Up Period (as applicable), the Investor shall again be entitled to convert the Affected Preferred Stock pursuant to the terms of Section 5 above, without any further lock up restrictions.

                  B. Redeem such Affected Preferred Stock pursuant to Section 6(a)(i).

            (iii) MECHANICS OF REDEMPTION OR LOCK UP. Any shareholder considering submitting Preferred Stock for conversion at such time as the Company's right of redemption under Section 6(a)(i) or lock up under Section 6(a)(ii) is or may be in effect may provide notice to the Company by facsimile, of his possible desire to convert a specified number of Shares, and ask the Company to determine whether or not the Company would exercise its right of redemption or lock up if the Shares were submitted for conversion. The Company shall respond within two (2) business days of the date of receipt of that notice, and State whether it would redeem or lock up the Shares, in whole or in part, or allow conversion into Common Stock without redemption or lock up, which election will be applicable to conversion by such shareholder of the number of Shares specified in his notice within the next five business days after the date of the Company's response. Failure of the Company to respond within the two (2) business day period shall be deemed an election by the Company not to redeem or lock up the Shares covered by that notice if submitted for conversion within the next five business days. If the holder does not provide advance notice of intention to convert as contemplated in this section (iii), the Company may effect redemption or lock up of Shares submitted for conversion by giving notice of its election to redeem or lock up, by facsimile within 2 business days following receipt of a Notice of Conversion from a Holder, with a copy by overnight or 2-day courier, to (A) the Holder of Series A Convertible Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series A Convertible Preferred Stock and (B) the Exchange Agent, Such notice shall indicate whether the Company will redeem or lock up all or part of the Series A Convertible Preferred Stock submitted for conversion.

The Company shall not be entitled to exercise its right to redeem shares submitted for conversion under this Section 6(a) unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to Holders.

      (b) Company's Right to Call Redemption if the Price of the Company's Common Stock Is Greater Than the Fixed Strike Price. The Company shall have the right to redeem the Series A Convertible Preferred Stock on the following terms and conditions:

                  (i) at any time after nine (9) months following the Last
            Closing Date, if the average closing price of the Company's Common Stock for the seven (7) trading days immediately preceding the Notice Date (as defined below) is greater than the Fixed Conversion Price, the Company may, in its discretion, give written notice that it intends, at least thirty (30) but no more than forty five (45) business days from the date of such notice ("Notice Date") to redeem the Series A Convertible Preferred Stock at the redemption price listed in 6(b)(iii) below. The Company may elect to redeem some, but not all, of the Series A Convertible Preferred Stock, but in no event less than $1,500,000 per redemption. If the Company elects to redeem some, but not all, of the Series A Convertible Preferred Stock, the Company shall redeem a pro-rata amount from among all the Series A Convertible Preferred Stock holders. The holders of the Preferred Stock shall have the right to convert their Preferred Stock until the redemption date.

                  (ii) Mechanics of Redemption. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile with a copy by overnight or 2-day courier, no less than 30 business days prior to the intended redemption date. Such redemption notice shall indicate whether the Company will redeem all or part of the Series A Convertible Preferred Stock, the effective date of the redemption and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders. If the Company has met the requirements of the preceding sentence, and a Holder has not submitted his Series A Convertible Preferred Stock for redemption as required by this Section 6(c) by the redemption date, the Company may pay the redemption price described in (iii) below and cancel the Series A Convertible Preferred Stock subject to the redemption notice, and such redeemed Series A Convertible Preferred Stock shall be of no further validity, force or effect.

                  (iii) Redemption Price. In the case of a redemption under this
            Section 6(b), the redemption price per share of Series A Convertible Preferred Stock shall be as follows:

                    REDEMPTION PRICE         ELAPSED TIME SINCE LAST CLOSING
                  --------------------       -------------------------------

                  130% of Stated Value       9 months and 1 day - 12 months
                  125% of Stated Value       12 months and 1 day - 18 months
                  120% of Stated Value       18 months and 1 day - 24 months

            For purposes of this paragraph, the "Stated Value" shall equal the Original Series A Issue Price plus the Accretion (calculated as of the effective date of such redemption).

      (c) Payment of Redemption Price. The redemption price for redemptions under either Section 6(a) or 6(b) above shall be paid to the Holder of Series A Convertible Preferred Stock redeemed within 5 business days after the redemption; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Series A Convertible Preferred Stock redeemed are delivered to the Exchange Agent, or the Holder notifies the Company or the Exchange Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

Section 7. VOTING RIGHTS. The holders of the Series A Convertible Preferred Stock have no voting rights except as required by the General Corporation Law of the State of Delaware.

Section 8. PROTECTIVE PROVISION. So long as shares of Series A Preferred Stock are outstanding, the Company shall not alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock in a manner not contemplated hereby so as to affect adversely the Series A Convertible Preferred Stock.

Section 9. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series A Convertible Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Convertible Preferred Stock.

            FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

            FURTHER RESOLVED, that the officers of the Corporation be, and each acting individually hereby is, authorized and directed to take all actions necessary and advisable to effect the purpose and intent of the foregoing resolutions.

      IN WITNESS WHEREOF, Celgene Corporation has caused this certificate to be signed by John P. Jackson, its Chairman of the Board and Chief Executive Officer, and attested by Robert Eastty, its Assistant Secretary, this 6th day of March, 1996.

                            CELGENE CORPORATION

                            By /s/ John W. Jackson
                               -----------------------------
                               John W. Jackson
                               Chairman of the Board and Chief Executive Officer

Attest:

By /s/ Robert Eastty
   ----------------------------
   Robert Eastty
   Assistant Secretary

            Each of the undersigned, the Chairman of the Board and Chief Executive Officer and Assistant Secretary, respectively, of Celgene Corporation, a Delaware corporation, declares under penalty of perjury that the matters set forth in this certificate are true and correct of his own knowledge.

            Executed at Warren, New Jersey on March 6, 1996.

                               /s/ John W. Jackson
                               -----------------------------
                               John W. Jackson
                               Chairman of the Board and Chief Executive Officer

                               /s/ Robert Eastty
                               -----------------------------
                               Robert Eastty
                               Assistant Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/11/1996
                                                         960069734 - 2088605

                               CELGENE CORPORATION

                                     AMENDED

                           CERTIFICATE OF DESIGNATION

                                       OF

                              SERIES A CONVERTIBLE

                                 PREFERRED STOCK

        (Pursuant to Section 151 of the Delaware General Corporation Law)

                  We, John W. Jackson and Sanford Kaston, the Chairman of the Board and Chief Executive Officer and the Assistant Secretary, respectively, of Celgene Corporation, a Delaware corporation, in accordance with the provisions of Section 103 of the Delaware General Corporation Law do hereby certify that:

            1. The name of the corporation (hereinafter called the "Corporation") is CELGENE CORPORATION, a corporation duly organized and existing under the Laws of the State Of Delaware.

            2. The Certificate of Incorporation (as amended) authorizes the issuance of 5,000,000 shares of Preferred Stock of a par value of $.01 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

            3. A Certificate of Designation setting forth the rights and privileges with respect to the Series A Convertible Preferred Stock, $.01 par value per share, of the Corporation and designating Four Hundred Twenty (420) of the 5 Million (5,000,000) authorized shares of Preferred Stock as Series A Convertible Preferred Stock, $.01 par value per share, was filed with the Secretary of State of the State of Delaware on March 6, 1996. This Amended and Restated Certificate of Designation amends and restates the Certificate of Designation that was filed on March 6, 1996.

            4. The following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Corporation on Match 11, 1996, which constituted all necessary action on the part of the Company for adoption of such resolutions.

            RESOLVED, that Five Hundred and Twenty (520) of the 5 Million (5,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series A Convertible Preferred Stock, $.01 par value per share, and shall possess the rights and privileges set forth below:

            Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock") and the number of shares constituting the Series A Convertible Preferred Stock (the "Shares") shall be 520; such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Shares to a number less than the number of shares then outstanding.

            Section 2. RANK. The Series A Convertible Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.01 per share ("Common Stock"); (ii) prior to any Class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Series A Convertible Preferred Stock (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Convertible Preferred Stock ("Parity Securities") and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Convertible Preferred Stock ("Senior Securities"); in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions");

            Section 3. DIVIDENDS. The Series A Convertible Preferred Stock will bear no dividends, and the holders of the Series A Convertible Preferred Stock shall not be entitled to receive dividends on the Series A Convertible Preferred Stock.

            Section 4. LIQUIDATION PREFERENCE.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary ("an Event"), the holders of Shares shall be entitled to receive, immediately after any distributions to Senior Securities and prior and in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) $50,000 for each outstanding Share (the "Original Series A Issue Price") and (ii) an amount equal to 4.9% of the Original Series A Issue Price per annum for the period that has passed since the date of issuance of any Series A Convertible Preferred Stock (such amount being referred to herein as the "Accretion"). If upon the occurrence of such Event, the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Convertible Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any Certificate(s) of Designation.

            (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

            (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4, but shall instead be treated pursuant to Section 5(f)(ii) hereof.

            Section 5. CONVERSION.

The record Holders of this Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert: The record holder of the Series A Convertible Preferred Stock shall be entitled, as set forth below, and, subject to the Company's right of redemption set forth in Section 6 and the restrictions on conversion set forth in Section 5(b) below, to convert the Shares held by such holder into that number of fully-paid and nonassessable shares of the Common Stock at the Conversion Rate as set forth below. The minimum number of Shares that may be converted is the lesser of (i) Two Shares or (ii) all of the Holder's remaining Shares. The rate at which Shares may be converted into shares of Common Stock is hereinafter referred to as the "Conversion Rate" and is computed as follows:

Number of shares of Common Stock issued upon conversion of one share of Preferred Stock = Principal Conversion Rate + Accretion Conversion Rate, where

                                Issue Price
"Principal Conversion Rate" = ----------------
                              Conversion Price

                                  (.049)(N/365)(Issue Price)
and "Accretion Conversion Rate =  --------------------------
                                  Accretion Conversion Price

where

      o N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of the Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the Preferred Stock for which conversion is being elected, and (ii) the Date of Conversion;

      o     Issue Price = the Original Series A Issue Price, as defined in
            Section 4(a);

      o Accretion Conversion Price equals the average Closing Price for the Common Stock as that term is defined below, for the 30 calendar days prior to the Date of Conversion; and

      o Conversion Price = the lesser of (x) $18.81 (the "Fixed Conversion Price") (which equals 110% of $17.1, which is the average closing price for the seven (7) trading days ending on February 29, 1996), or (y) 90% of the average Closing Price, as that term is defined below, of the Company's Common Stock for the seven (7) trading days immediately preceding the Date of Conversion. For purposes hereof, the term "Closing Price" shall mean the closing price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

      (b) Restrictions on Conversion. No shares of Series A Convertible Preferred Stock may be converted prior to 60 days after the Last Closing (as defined in the Subscription Agreement). Thereafter, (subject to the effectiveness of the S-3 Registration Statement as defined in the Subscription Agreement) each Holder of Series A Convertible Preferred Stock may convert one-third of his shares of Series A Convertible Preferred Stock on or after the 60th day after the Last Closing, an additional one-third on or after the 90th day after the Last Closing, and an additional remaining Series A Convertible Preferred Stock on or after the 120th day after the Last Closing.

      (c) Mechanics of Conversion. In order to convert Series A Convertible Preferred Stock into shares of Common Stock, the holder shall (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at the office of the Company and to American Stock Transfer & Trust Company (the "Exchange Agent") that he elects to convert the same, which notice shall specify the number of shares of Series A Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the Date of Conversion specified on the Notice of Conversion and
(ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion, no later than Midnight (New York City
Time) the next business day, to a common courier for overnight delivery or (if overseas) 2-day delivery to the Exchange Agent. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series A Convertible Preferred Stock are delivered to the Exchange Agent as provided above, or the Holder notifies the Exchange Agent that such certificates have been lost, stolen or destroyed and such Holder provides such indemnity as is reasonably acceptable to the Company with respect to such lost, stolen or destroyed certificate. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. No fractional shares of Common Stock shall be issued upon conversion of this Series A Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up to the nearest whole share.

      The Company shall issue and deliver or cause to be issued and delivered within three (3) business days after delivery to the Exchange Agent of such certificates, or after the holder has furnished such indemnity such holder of Series A Convertible Preferred Stock at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as provided in Section 5(a) above. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company and the Exchange Agent before midnight, New York City time, on the Date of Conversion and (ii) that the stock certificates (the "Preferred Stock Certificates") representing the Series A Convertible Preferred Stock to be converted are received by the Exchange Agent within five (5) business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Series A Convertible Preferred Stock Certificates to be converted are not received by the Exchange Agent or the Company within five (5) business days after the Date of Conversion, the Company may, at its option, treat the Notice of Conversion as null and void.

      (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (e) Automatic Conversion. Each share of Series A Convertible Preferred Stock outstanding two years from the Date of the Last Closing automatically shall be converted into Common Stock on such date at the Conversion Price then in effect and two years from the Date of the Last Closing shall be deemed the Date of Conversion with respect to such Shares then outstanding provided that, if such date is not a business day, the next following business day shall be the operative date.

      (f)   Adjustment to Fixed Conversion Price.

            In computing the Fixed Conversion Price for purposes of Section
      5(a):

            (i) If, prior to the conversion of all of the Series A Convertible Preferred Stock, the number of outstanding shares of Common Stock is adjusted by a stock split stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately adjusted.

            (ii) If, prior to the conversion of all Series A Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, than the Holders of Series A Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series A Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Convertible Preferred Stock held by such Holders had the Holders converted their Series A Preferred to Common immediately prior to such merger, consolidation, exchange of shares, recapitalization or reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter be deliverable upon the conversion of Series A Convertible Preferred Stock. The Company shall not effect any transaction described in this subsection 5(f) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series A Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series A Convertible Preferred Stock may be entitled to purchase.

            (iii) If any adjustment under this Section 5(f) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share (on an aggregate basis) shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the next higher number of shares.

            Section 6. REDEMPTION BY COMPANY; LOCK UP.

(a) Company's Right to Redeem or Lock Up Conversion in the Event of Conversion.

            (i) REDEMPTION UPON RECEIPT OF NOTICE OF CONVERSION. In the event the average Closing Price of the Company's Common Stock on the NASDAQ for the seven (7) trading days immediately preceding the Date of Conversion shall be at or less than the Fixed Conversion Price, the Company shall have the right, in its sole discretion, upon receipt of a Notice Conversion pursuant to Section 5, to redeem in whole or in part any Series A Convertible Preferred Stock submitted for conversion, immediately prior to conversion. If the Company elects to redeem some, but not all, of the Series A Convertible Preferred Stock submitted for conversion, the Company shall redeem from among the Series A Convertible Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting Series A Convertible Preferred stock for conversion.

      In the case of a redemption under this Section 6(a)(i), the redemption price shall equal the sum of the Principal Redemption Price plus the Accretion, where:

            Principal Redemption Price =

                             Issue Price X Closing Price On Date of Conversion
                             -------------------------------------------------
                                              Conversion Price

      In the event of redemption, the Accretion is payable, at the Company's option, in cash or Common Stock. If the Accretion is paid in Common Stock, the number of shares for such payment shall be calculated in accordance with the following formula:

                                         Accretion
                                  --------------------------
                                  Accretion Conversion Price

            where "N," "Issue Price," "Closing Price", "Accretion Conversion Price" and "Conversion Price" have the meanings set forth in Section 5, and "Accretion" has the meaning set forth in Section 4.

            (ii) REDEMPTION OR LOCKUP BELOW SOFT FLOOR PRICE. In the event the Closing Price per share shall be at or less than $ll.50 (the "Soft Floor Price"), for each of the five (5) trading days preceding the date of submission of a Notice of Conversion by a Holder, the Company shall have the right, in its sole discretion, upon receipt of such Notice of Conversion pursuant to Section 5, to elect, in lieu of conversion, either (A) or (B), as follows:

                  A. The Company may elect to declare such conversion null and void, and declare that no conversion of any Preferred Stock that is included in the Notice of Conversion (the "Affected Preferred Stock") shall be permitted for the subsequent ninety (90) day period (the "90 Day Lock Up Period"). In the event the Company declares a 90 Day Lock Up Period, the Company shall issue within 10 business days, to the Holder of the Affected Preferred Stock warrants ("90 Day Lock Up Warrants"), to purchase Common Stock of the Company, as follows:

                         TERMS OF 90 DAY LOCK UP WARRANT

                  - the 90 Day Lock Up Warrant shall entitle the holder to purchase a number of shares of common stock equal to 10% of the number of shares of Common Stock that would have been issued upon conversion of the Affected Preferred Stock at the Soft Floor Price.

                  - the strike price of the 90 Day Lock Up Warrant shall equal the Soft Floor Price.

                  - the term of the 90 Day Lock Up Warrant shall be two (2) years.

            The Company may, in its discretion, offer ("180 Day Lock Up Offer") to provide another warrant ("180 Day Lock Up Warrant"), in addition to the 90 Day Lock Up Warrant, to purchase Common Stock of the Company, to the Holder of Affected Preferred Stock in exchange for such Holder's agreement to forebear from converting its Affected Preferred Stock for an additional 90 days beyond the 90 Day Lockup Period (a "180 Day Lockup Period"). The Holder, in its discretion, may accept or reject the 180 Day Lock Up Offer. The Company shall issue to the Holder, within 10 business days of Holder's written acceptance of a 180 Day Lock Up Offer, a 180 Day Lock Up Warrant, the terms of which shall be equivalent to the terms of a 90 Day Lock Up Warrant.

            After any 90 Day Lock Up Period or 180 Day Lock Up Period (as applicable), the Investor shall again be entitled to convert the Affected Preferred Stock pursuant to the terms of Section 5 above, without any further lock up restrictions.

            B. Redeem such Affected Preferred Stock pursuant to Section 6(a)(i).

            (iii) MECHANICS OF REDEMPTION OR LOCK UP. Any shareholder considering submitting Preferred Stock for conversion at such time as the Company's right of redemption under Section 6(a)(i) or lock up under Section 6(a)(ii) is or may be in effect may provide notice to the Company by facsimile, of his possible desire to convert a specified number of Shares, and ask the Company to determine whether or not the Company would exercise its right of redemption or lock up if the Shares were submitted for conversion. The Company shall respond within, two (2) business days of the date of receipt of that notice, and state whether it would redeem or lock up the Shares, in whole or in part, or allow conversion into Common Stock without redemption or lock up, which election will be applicable to conversion by such shareholder of the number of Shares specified in his notice within the next five business days after the date of the Company's response. Failure of the Company to respond within the two (2) business day period shall be deemed an election by the Company not to redeem or lock up the Shares covered by that notice if submitted for conversion within the next five business days. If the holder does not provide advance notice of intention to convert as contemplated in this section (iii), the Company may effect redemption or lock up of Shares submitted for conversion by giving notice of its election to redeem or lock up, by facsimile within 2 business days following receipt of a Notice of Conversion from a Holder, with a copy by overnight or 2-day courier, to (A) the Holder of Series A Convertible Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series A Convertible Preferred Stock and (B) the Exchange Agent. Such notice shall indicate whether the Company will redeem or lock up all or part of the Series A Convertible Preferred Stock submitted for conversion.

The Company shall not be entitled to exercise its right to redeem shares submitted for conversion under this Section 6(a) unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to Holders.

      (b) Company's Right to Call Redemption if the Price of the Company's Common Stock Is Greater Than the Fixed Strike Price. The Company shall have the right to redeem the Series A Convertible Preferred Stock on the following terms and conditions:

                  (i) at any time after nine (9) months following the Last
            Closing Date, if the average closing price of the Company's Common Stock for the seven (7) trading days immediately preceding the Notice Date (as defined below) is greater than the Fixed Conversion Price, the Company may, in its discretion, give written notice that it intends, at least thirty (30} but no more than forty five (45) business days from the date of such notice ("Notice Date") to redeem the Series A Convertible Preferred Stock at the redemption price listed in 6(b)(iii) below. The Company may elect to redeem some, but not all, of the Series A Convertible Preferred Stock, but in no event less than $1,500,000 per redemption. If the Company elects to redeem some, but not all, of the Series A Convertible Preferred Stock, the Company shall redeem a pro-rata amount from among all the Series A Convertible Preferred Stock holders. The holders of the Preferred Stock shall have the right to convert their Preferred Stock until the redemption date.

                  (ii) Mechanics of Redemption. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile with a copy by overnight or 2-day courier, no less than 30 business days prior to the intended redemption date. Such redemption notice shall indicate whether the Company will redeem all or part of the Series A Convertible Preferred Stock, the effective date of the redemption and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders. If the Company has met the requirements of the preceding sentence, and a Holder has not submitted his Series A Convertible Preferred Stock for redemption as required by this
            Section 6(c) by the redemption date, the Company may pay the redemption price described in (iii) below and cancel the Series A Convertible Preferred Stock subject to the redemption notice, and such redeemed Series A Convertible Preferred Stock shall be of no further validity, force or effect.

                  (iii) Redemption Price. In the case of a redemption under this
            Section 6(b), the redemption price per share of Series A Convertible Preferred Stock shall be as follows:

Closing             Redemption Price           Elapsed Time Since Last
-------           --------------------        ------------------------

months            130% of Stated Value        9 months and 1 day - 12
months            125% of Stated Value        12 months and 1 day - 18
months            120% of Stated Value        18 months and 1 day - 24

            For purposes of this paragraph, the "Stated Value" shall equal the Original Series A Issue Price plus the Accretion (calculated as of the effective date of such redemption).

      (c) Payment of Redemption Price. The redemption price for redemptions under either Section 6(a) or 6(b) above shall be paid to the Holder of Series A Convertible Preferred Stock redeemed within 5 business days after the redemption; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Series A Convertible Preferred Stock redeemed are delivered to the Exchange Agent, or the Holder notifies the Company or the Exchange Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

Section 7. VOTING RIGHTS. The holders of the Series A Convertible Preferred Stock have no voting rights except as required by the General Corporation Law of the State of Delaware.

Section 8. PROTECTIVE PROVISION. So long as shares of Series A Preferred Stock are outstanding, the Company shall not alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock in a manner not contemplated hereby so as to affect adversely the Series A Convertible Preferred Stock.

Section 9. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series A Convertible Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Convertible Preferred Stock.

            FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

            FURTHER RESOLVED, that the officers of the Corporation be, and each acting individually hereby is, authorized and directed to take all actions necessary and advisable to effect the purpose and intent of the foregoing resolutions.

            IN WITNESS WHEREOF, Celgene Corporation has caused this certificate to be signed by John W. Jackson, its Chairman of the Board and Chief Executive Officer, and attested by Sanford Kaston, its Assistant Secretary, this llth day of March, 1996.

                               CELGENE CORPORATION

                            By /s/ John W. Jackson
                               -----------------------------
                               John W. Jackson
                               Chairman of the Board
                               and Chief Executive Officer

Attest:

By /s/ Sanford Kaston
   --------------------------
   Sanford Kaston
   Assistant Secretary

            Each of the undersigned, the Chairman of the Board and Chief Executive Officer and Assistant Secretary, respectively, of Celgene Corporation, a Delaware corporation, declares under penalty of perjury that the matters set forth in this certificate are true and correct of his own knowledge.

            Executed at Warren, New Jersey on March 11, 1996.

                               /s/ John W. Jackson
                               -----------------------------
                               John W. Jackson
                               Chairman of the Board and Chief Executive Officer

                               /s/ Sanford Kaston
                               -----------------------------
                               Sanford Kaston
                               Assistant Secretary

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 06/09/1997
                                                       971187375 - 2088605

                               CELGENE CORPORATION

                           CERTIFICATE OF DESIGNATION

                                       OF

                              SERIES B CONVERTIBLE

                                 PREFERRED STOCK

        (Pursuant to Section 151 of the Delaware General Corporation Law)

            We, Sol J. Barer and Robert C. Butler, the President and the Secretary, respectively, of Celgene Corporation, a Delaware corporation, in accordance with the provisions of Section 103 of the Delaware General Corporation Law do hereby certify that:

            1. The name of the corporation (hereinafter called the "Company") is CELGENE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware.

            2. The Certificate of Incorporation (as amended) authorizes the issuance of 5,000,000 shares of Preferred Stock of a par value of $.01 each and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

            3. The following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company on May 30, 1997, which constituted all necessary action on the part of the Company for adoption of such resolutions.

            RESOLVED, that a series of Preferred Stock, par value $.01 per share, of the Company is hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations, and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Company which are applicable to the preferred stock of all classes and series) are as follows:

            SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Convertible Preferred Stock") and the number of shares constituting the Series B Convertible Preferred Stock (the "Shares") shall be Twenty Thousand (20,000); such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Shares to a number less than the number of shares then outstanding.

            SECTION 2. RANK. All Series B Convertible Preferred Stock shall rank
(i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Company, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and (ii) senior to the Series A Convertible Preferred Stock, par value $.01 per share, of the Company, now or hereafter issued, both as to payment of dividends and distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

            SECTION 3. DIVIDENDS. Each Series B Convertible Preferred Stock will bear dividends, when, as and if declared by the Board of Directors at the higher of (i) a rate of 9% of the Original Series B Issue Price (as defined in Section 4(a) below) per annum, compounded quarterly, or (ii) the total of all cash dividends paid in any one calendar year per share of Common Stock, multiplied by the number of Conversion Shares into which a share of Series B Convertible Preferred Stock is convertible on December 31 of such calendar year. Dividends on the Series B Convertible Preferred Stock shall accrue cumulatively, whether or not declared, and shall be added to the Liquidation Preference as hereinafter provided.

            SECTION 4. LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or the sale of substantially all of the assets of the Company (an "Event"), the holders of Shares shall be entitled to receive out of the assets of the Company, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the sum of (i) $1,000 for each outstanding Share (the "Original Series B Issue Price") and (ii) an amount equal to the accrued but unpaid dividends on such Share (such amount being referred to herein as the "Accretion") (the Original Series B Issue Price and Accretion collectively, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Company's payments with respect to the liquidation preference of the holders of capital stock of the Company ranking senior as to liquidation rights to the Series B Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Company available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any other class or series of the Company's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, if assets remain in the Company, they shall be distributed ratably to holders of Series B Convertible Preferred Stock (on an as-converted basis) and to holders of Junior Liquidation Stock in accordance with the Company's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

                  (b) Upon consummation of a consolidation, reorganization or merger (whether or not the Company is the surviving entity) in which the stockholders of the Company immediately prior to the consolidation, reorganization or merger do not continue to own more than 50% of the voting power of the surviving entity, the holder of Shares will be entitled to cash in the amount of the Liquidation Preference and the Shares will be automatically converted to the securities to which the holders of Shares would have been entitled had the Shares been converted immediately prior to the consummation of such consolidation, reorganization or merger.

            SECTION 5. CONVERSION. Except as otherwise provided in Section 10, the recordholders of the Series B Convertible Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. The record holder of the Series B Convertible Preferred Stock shall be entitled to convert the shares of Preferred Stock held by such holder into fully-paid and nonassessable shares of the Common Stock at the Conversion Rate, as follows:

                                  Original Series B Issue Price + Accretion
            Conversion Rate =     -----------------------------------------
                                            Conversion Price

            The Conversion Price shall equal $6.50 (the "Initial Conversion Price"); provided, however, that the Conversion Price may be reset on each Reset Date in accordance with the following two paragraphs.

            A "Reset Date" shall mean one or more of the following dates, if on any such date(s) the average Closing Price (as defined below) for the ten (10) trading days ending on such Reset Date is lower than the Initial Conversion Price (or the Conversion Price as reset in accordance with this paragraph):

            (i) the dates of the Second Closing, Third Closing or Fourth Closing (all as defined in the Securities Purchase Agreement dated June 9, 1997 between the Company and certain investors);

            (ii)  June 1, 1998; and

            (iii) July 9, 2002, with respect to the Shares of Preferred Stock that have not been redeemed pursuant to Section 6 below.

            Upon the occurrence of a Reset Date, the Conversion Price shall thereafter equal the average Closing Price for the ten (10) trading days ending on such Reset Date(s); provided, however, that if the Conversion Price in effect on any Date of Conversion is lower than the Floor Price in effect on such Date of Conversion, then the Conversion Price shall equal the Floor Price for such Date of Conversion. For conversions occurring prior to June 2, 1998, the Floor Price shall be $6.00; for conversions occurring on a Date of Conversion on or after June 2, 1998 and prior to June 2, 1999, the Floor Price shall be $5.00; for conversions occurring on a Date of Conversion on or after June 2, 1999 and prior to June 9, 2002, the Floor Price shall be 55% of the Initial Conversion Price, For conversions occurring on a Conversion Date on or after June 9, 2002, there shall be no Floor Price.

            In the event that the Company does not file a Registration Statement as required by Section 2.a. of the Registration Rights Agreement dated as of June 9, 1997, within the period therein specified, then the Conversion Price for all outstanding Series B Convertible Preferred Stock shall be reset to equal the average Closing Price for the ten trading days beginning on a date that is the first day after the date that the Securities and Exchange Commission declares effective such Registration Statement, if such average Closing Price is lower than the Conversion Price then in effect. The Conversion Price, as adjusted by this paragraph, shall remain subject to the Floor Price as set forth in the preceding paragraph.

            "Closing Price" shall mean the closing price of the Company's Common Stock as reported by the Nasdaq National Market System (or, if not reported by Nasdaq, as reported by such other exchange or market where traded).

            No fractional shares of Common Stock shall be issued upon conversion of this Series B Convertible Preferred Stock. In lieu of any fractional share of Common Stock to which the Investor would otherwise be entitled, the Company shall round up to the nearest whole share of Common Stock.

                  (b) MECHANICS OF CONVERSION. In order to convert Series B Convertible Preferred Stock into shares of Common Stock, the holder shall (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") (together with a copy of the first page of each certificate to be converted) to the Company at the office of the Company and to American Stock Transfer & Trust Company (the "Exchange Agent") that such holder elects to convert the same, which notice shall specify the number of shares of Series B Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate prior to Midnight, New York City time on the Date of Conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion, no later than Midnight (New York City Time) the next business day, to a common courier for overnight delivery or 2-day delivery (if overseas) to the Exchange Agent.

            The Company shall issue and deliver or cause to be issued and delivered within three (3) business days after delivery to the Exchange Agent of such certificates, to such holder of Series B Convertible Preferred Stock at the address of the Holder on the books of the Company, a certificate for the number of shares of Common Stock to which the Holder shall be entitled as provided in Section 5(a) above. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company and the Exchange Agent before midnight, New York City time, on the Date of Conversion and (ii) that the stock certificates (the "Preferred Stock Certificates") representing the Series B Convertible Preferred Stock to be converted (or reasonable indemnity reasonably acceptable to the Company with respect to any lost, stolen or destroyed certificate) are received by the Exchange Agent within five (5) business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Series B Convertible Preferred Stock Certificates to be converted (or reasonable indemnity) are not received by the Exchange Agent or the Company within five (5) business days after the Date of Conversion, the Company may, at its option, treat the Notice of Conversion as null and void.

                  (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (d) AUTOMATIC CONVERSION. Each outstanding share of Series B Convertible Preferred Stock (other than an Excess Share, as defined in Section
10) shall automatically be converted (the "Automatic Conversion") into Common Stock on the later of (a) June 2, 1998 or (b) the date on which the Company receives a letter from the United States Food & Drug Administration granting accelerated approval of the Company's New Drug Application to market Synovir for the AIDS/cachexia indication, at the Conversion Price in effect on the date of such automatic conversion; PROVIDED, HOWEVER, that Automatic Conversion shall not occur prior to June 2, 1999 unless the average Closing Price for the 15 trading days prior to the date of automatic conversion is equal to or above the Floor Price then in effect. Notwithstanding any of the above, but subject to
Section 10 below (i) any shares of Series B Convertible Preferred Stock outstanding on June 2, 1999 shall be automatically converted into Common Stock on any date on or after June 2, 1999 on which the average Closing Price for the 15 preceding trading days is greater than 200% of the Conversion Price then in effect, at the Conversion Price in effect on the date of such automatic conversion, and (ii) no shares of Series B Convertible Preferred Stock shall convert pursuant to this Section 5(d) if, on the date conversion would otherwise occur pursuant to this Section 5(d), the Common Stock is not listed for quotation and trading on the Nasdaq National Market; provided, however, that such conversion shall occur pursuant to this Section 5(d) on such date thereafter, if any, as the Common Stock shall become listed for quotation and trading on the Nasdaq National Market.

                  (e) ADJUSTMENT TO CONVERSION PRICE. In computing the Conversion Price for purposes of Section 5(a):

                  (i) If, prior to the conversion of all of the Series B Convertible Preferred Stock, the number of outstanding shares of Common Stock is adjusted by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately adjusted.

                  (ii) If, prior to the conversion of all Series B Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the holders of Series B Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series B Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B Convertible Preferred Stock held by such Holders had the Holders converted their Series B Preferred to Common immediately prior to such merger, consolidation, exchange of shares, recapitalization or reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series B Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of Series B Convertible Preferred Stock. The Company shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series B Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series B Convertible Preferred Stock may be entitled to purchase.

            SECTION 6. REDEMPTION. At the option of the Company, any Shares of Preferred Stock outstanding on June 9, 2002 may be redeemed on that date by the Company at a redemption price equal to (i) the Original Series B Issue Price, and (ii) the Accretion. Notice of redemption shall be given not more than 60 nor less than 30 days prior June 9, 2002. The number of Shares from each holder that are to be redeemed shall be in the same proportion as the total number of Shares to be redeemed bears to the total number of Shares then outstanding.

            SECTION 7. VOTING RIGHTS.

                  (a) Except as otherwise provided in Section 10 below, each share of Series B Convertible Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which it shall have been convertible as of the record date of the stockholders' meeting at which action is proposed to be taken or for any stockholder action to be taken by written consent. Except as otherwise provided in this Section 7 or as otherwise required by law, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together as one class upon all matters submitted to stockholders for a vote.

                  (b) Except as otherwise provided in Section 10 below, until such time after December 10, 1998 as there are outstanding shares of Series B Preferred Stock having an aggregate Original Series B Issue Price of less than $2,000,000:

                        (i) The holders representing 75% or more of the outstanding shares of Series B Preferred Stock (other than those which are subject to Section 10(c)(ii) below), voting as a single class, will be required:
(a) to authorize the incurrence of indebtedness (except for trade payables, lease financing and other indebtedness incurred in the ordinary course of business), (b) to authorize the issuance of securities having a preference over, or on a parity with, the Series B Convertible Preferred or to increase the number of authorized shares of Series B Preferred, (c) to reclassify any Common Stock or other securities of the Company into shares or debt (except for trade payables, lease financing and other indebtedness incurred in the ordinary course of business) having a preference or priority superior to or on parity with the Series B Convertible Preferred Stock, or (d) alter or change the rights, preferences or privileges in its shares of Series B Convertible Preferred or otherwise amend the Certificate of Incorporation of the Company in either case whether by merger, consolidation or otherwise so as to adversely affect such shares.

                        (ii) The holders representing a majority of the outstanding shares of Series B Preferred Stock (other than those which are subject to Section 10(c)(ii) below), voting as a single class, will be required:
(a) to effect a sale or transfer of all or substantially all of the Company's assets or to effect a merger which results in the holders of the Company's capital stock prior to the transaction owning less than 50% of the voting power of the Company's capital stock after the transaction; (b) to declare any dividend or make any other distribution other than as contemplated herein; (c) to acquire for more than $5,000,000 in cash or Celgene securities, assets or stock in any other company; or (d) to enter into any corporate event that could be considered a "liquidation" or sale of the Company (except for bankruptcy).

            SECTION 8. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series B Convertible Preferred Stock shall be converted or redeemed pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Convertible Preferred Stock.

            SECTION 9. NO SINKING FUND. The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

            SECTION 10. RESTRICTIONS ON CONVERSIONS AND VOTING RIGHTS. Notwithstanding anything set forth elsewhere herein, if at any time the percentage beneficial ownership of LGT Asset Management, Inc. ("LGT") (as determined in accordance with Regulation 13D-G under the Securities

Exchange Act of 1934, as may be amended from time to time) of the total outstanding Common Stock of the Company (the "LGT Beneficial Ownership") exceeds 20% (the "Series B Percentage Restriction"), then the following provisions shall apply with respect to those shares of Series B Convertible Preferred Stock which are beneficially owned by LGT and which exceed the Series B Percentage Restriction (each, an "Excess Share"):

            (a) No Excess Share shall (i) be convertible pursuant to Section 5(a) hereof or (ii) be automatically converted pursuant to the Automatic Conversion set forth in Section 5(d) HEREOF;

            (b) No Excess Share shall be entitled to vote in an election for directors of the Company pursuant to the voting rights set forth in Section 7(a) HEREOF;

            (c) Upon the occurrence of an Automatic Conversion under Section 5(d), (i) the Conversion Rate for each Excess Share shall be fixed at the Conversion Rate (subject to antidilution adjustments as provided for herein) (the "Fixed Rate") in effect on the date of such Automatic Conversion and thereafter such Excess Shares may be converted only, if at all, at such Fixed Rate, (ii) no Excess Share shall be entitled to the voting rights set forth in
Section 7(b); and (iii) no Excess Share shall accrue dividends pursuant to
Section 3 but shall retain all previously accrued dividends;

            (d) Each Excess Share shall continue to accrue liquidation preference pursuant to Section 4 (whether or not there is an Automatic Conversion);

            (e) Following the passage of any consecutive 75 calendar day period (the "75-Day Period") during which the LGT Beneficial Ownership is below and has continuously remained below the Series B Percentage Restriction (the "Shortfall"), that number of Excess Shares which is equal to the difference between the Series B Percentage Restriction and the Shortfall shall become convertible pursuant to Section 5(a) hereof and shall become entitled to the rights described in (a)(ii) and (b) above (each, a "Restored Share"); PROVIDED, HOWEVER, that, if an Automatic Conversion has occurred while a share of Series B Convertible Preferred Stock was an Excess Share (whether before or during the 75-day Period), then, upon expiration of the 75-Day Period, such Excess Share that becomes a Restored Share following the expiration of the 75-Day Period shall be automatically converted at the Conversion Rate in effect on the date of the Automatic Conversion;

            (f) Other than as specifically set forth above, each Excess Share shall be entitled to, and be subject to all of the powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics set forth in this Certificate of Designation; and

            (g) In calculating the Series B Percentage Restriction, all warrants issuable or issued to and held by the Series B Preferred holder pursuant to the Securities Purchase Agreement with the Company dated of even date herewith, and shares of Common Stock issuable pursuant to such warrants shall be excluded from the calculation of the LGT Beneficial Ownership.

      SECTION 11. PARTICIPATION RIGHTS. The holders of Series B Convertible Preferred Stock shall have the right to participate, as provided herein, in any private placement by the Company of Common Stock or Common Stock equivalents at a price per share below the then current trading price of Common Stock (a "Subsequent Placement"). Each such holder shall have the right to participate in such Subsequent Placement on a pro-rata basis, as provided herein. The Company shall, at least ten days prior to the closing of any such Subsequent Placement, deliver written notice to each such holder describing the proposed financing, the terms thereof, and any and all disclosure or similar materials provided to proposed investors in the Subsequent Placement. Each such holder shall have the right to purchase his pro-rata share of the securities to be issued in the Subsequent Placement on the terms thereof Each such holder's pro-rata share of any Subsequent Placement shall be computed as a fraction, the numerator of which shall be the number of shares of Common Stock into which the Series B Convertible Preferred Stock of such holder is then convertible, and the denominator of which shall be the sum of the number of shares of Common Stock or Common Stock equivalents to be outstanding upon completion of the Subsequent Placement plus the number of shares of Common Stock into which all outstanding Series B Convertible Preferred Stock is then convertible.

      FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Sales B Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of the General Corporation Law of the State of Delaware.

      FURTHER RESOLVED, that the officers of the Company be, and each acting individually hereby is, authorized and directed to take all actions necessary and advisable to effect the purpose and intent of the foregoing resolutions.

      IN WITNESS WHEREOF, Celgene Corporation has caused this certificate to be signed by Sol J. Barer, its President, and attested by Robert C. Butler, its Secretary, this 3rd day of June, 1997.

                                                CELGENE CORPORATION

                                                BY /s/ Sol J. Barer
                                                   -----------------------------
                                                   Sol J. Barer
                                                   President

Attest:

By /s/ Robert C. Butler
   -----------------------------
   Robert C. Butler
   Secretary

      Each of the undersigned, the President and the Secretary, respectively, of Celgene Corporation, a Delaware corporation, declares under penalty of perjury that the matters set forth in this certificate are true and correct of his own knowledge.

      Executed at Warren, New Jersey on June 3, 1997.

                                                   /s/ Sol J. Barer
                                                   -----------------------------
                                                   Sol J. Barer
                                                   President

                                                   /s/ Robert C. Butler
                                                   -----------------------------
                                                   Robert C. Butler
                                                   Secretary

    SECRETARY OF STATES
 DIVISION OF CORPORATIONS
FILED 09:00 AM 07/15/1998
   981275264 - 2088605

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CELGENE CORPORATION

                  (Under Section 242 of the General Corporation
                          Law of the State of Delaware)

      CELGENE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

      FIRST: The name of the corporation is Celgene Corporation (the "Corporation").

      SECOND: The Certificate of Incorporation, as heretofore amended (the "Certificate of Incorporation"), of the Corporation is hereby amended to increase the authorized number of shares of the Corporation's common stock, par value $0.01. from 20,000,000 to 30,000,000 by striking out the first sentence of Article FOURTH thereof and by substituting a lieu thereof the following new sentence:

            FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is thirty-five million (35,000,000) of which five million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and thirty-million (30,000,000) shares, having a par value of $.01 per share, shall be designated "Common Stock."

      THIRD: The foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Celgene Corporation has caused this Certificate to be signed this 15th day of July, 1998.

                                               CELGENE CORPORATION

                                               By:/s/ John W. Jackson
                                                  ------------------------------
                                                  Name: John W. Jackson
                                                  Title: Chief Executive Officer

ATTEST:

/s/ Sol J. Barer
------------------------------
Name:  Sol J. Barer
Title: President

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 05:00 PM 04/11/2000
   001187106 - 2088605

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                              CELGENE CORPORATION

      Celgene Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      (a) By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentences:

                  "FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is 125,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 120,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.' Upon the filing in the office of the Secretary of State of Delaware of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, each issued and outstanding share of Common Stock of the Corporation shall thereby and thereupon be subdivided into three shares of validly issued, fully paid, non-assessable and outstanding shares of Common Stock of the Corporation without any other action of the stockholders with respect thereto."

      SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at a Special Meeting of the Stockholders duly called and held on April 10, 2000 in accordance with the provisions of Section 222 of the General Corporation Law of Delaware.

      THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

      FOURTH: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its Chief Executive Officer and attested to by its Chief Financial Officer this 11th day of April, 2000 and the statements contained herein are affirmed as true under penalties of perjury.

                                               CELGENE CORPORATION

                                               By: /s/ John W. Jackson
                                                  --------------------------
                                                   Name:  John W. Jackson
                                                   Title: Chairman and Chief
                                                          Executive Officer

ATTEST:

By: /s/ Robert J. Hugin
   ----------------------------------
    Name:  Robert J. Hugin
    Title: Senior Vice President and
           Chief Financial Officer

      STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
DELIVERED 03:59 PM 06/18/2004
  FILED 03:32 PM 06/18/2004
 SRV 040452550 - 2088605 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                              CELGENE CORPORATION

      Celgene Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      (a) By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentence:

                  "FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is 280,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 275,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.'"

      SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at the Annual Meeting of the Stockholders duly called and held on June 15, 2004 in accordance with the provisions of Section 222 of the General Corporation Law of Delaware.

      THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

      FOURTH: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its Chief Executive Officer and attested to by its Chief Financial Officer this 18th day of June, 2004 and the statements contained herein are affirmed as true under penalties of perjury.

                                               CELGENE CORPORATION

                                               By: /s/ John W. Jackson
                                                  ------------------------------
                                                   Name:  John W. Jackson
                                                   Title: Chairman and Chief
                                                          Executive Officer

ATTEST:

By: /s/ Robert J. Hugin
   ----------------------------------
    Name:  Robert J. Hugin
    Title: Senior Vice President and
           Chief Financial Officer

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 11:36 AM 10/22/2004
                                                     FILED 11:36 AM 10/22/2004
                                                    SRV 040763222 - 2088605 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                              CELGENE CORPORATION

      Celgene Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      (a) By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentences:

                  "FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is 280,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 275,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.' Upon the filing in the office of the Secretary of State of Delaware of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, each issued and outstanding share of Common Stock of the Corporation shall thereby and thereupon be subdivided into two shares of validly issued, fully paid, non-assessable and outstanding shares of Common Stock of the Corporation without any other action of the stockholders with respect thereto."

      SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at the Annual Meeting of the Stockholders duly called and held on June 15, 2004 in accordance with the provisions of Section 222 of the General Corporation Law of Delaware.

      THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

      FOURTH: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its Chief Executive Officer and attested to by its Chief Financial Officer this 22nd day of October, 2004 and the statements contained herein are affirmed as true under penalties of perjury.

                                             CELGENE CORPORATION

                                             By: /s/ John W. Jackson
                                                ------------------------------
                                                     Name:  John W. Jackson
                                                     Title: Chairman and Chief
                                                            Executive Officer

ATTEST:

By: /s/ Robert J. Hugin
   ----------------------------------
        Name:  Robert J. Hugin
        Title: Senior Vice President and
               Chief Financial Officer

       STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
DELIVERED 03:06 PM 02/16/2006
  FILED 03:05 PM 02/16/2006
 SRV 060148262 - 2088605 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                              CELGENE CORPORATION

      Celgene Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      FIRST: At a duly held meeting, the Board of Directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

      (a) By striking the first two sentences of Article FOURTH and substituting in lieu thereof the following sentence:

                  "FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is 580,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated 'Preferred Stock' and 575,000,000 shares of the par value of $.01 per share shall be designated 'Common Stock.'"

      SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at the Special Meeting of the Stockholders duly called and held on February 16, 2006 in accordance with the provisions of Section 222 of the General Corporation Law of Delaware.

      THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

      FOURTH: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its Chief Financial Officer this 16th day of February, 2006 and the statements contained herein are affirmed as true under penalties of perjury.

                                           CELGENE CORPORATION

                                           By: /s/ Robert J. Hugin
                                               ------------------------------
                                               Name:  Robert J. Hugin
                                               Title: Senior Vice President and
                                                      Chief Financial Officer